SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 8, 2001
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                               C-PHONE CORPORATION
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             (Exact name of registrant as specified in its charter)



          New York                     0-24424                    06-1170506
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(State or Other Jurisdiction        (Commission)                (IRS Employer
     of Incorporation)              File Number)             Identification No.)




6714 Netherlands Drive, Wilmington, North Carolina                  28405
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      (Address of principal executive offices)                    (Zip Code)




       Registrant's telephone number, including area code: (910) 395-6100
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

C-Phone Corporation has entered into a letter of intent dated as of December 29, 2000 (the "Letter of Intent" ), with Motion Media Technology, Inc. ("Motion Media") for the sale of C-Phone's videoconferencing assets for $1 million. Motion Media is a subsidiary of Motion Media PLC Group (London Stock Exchange). The transaction is subject to the execution of definitive documentation which is expected to contain customary conditions to closing, including the approval of C-Phone shareholders.

Pursuant to the Letter of Intent, Motion Media purchased some of C-Phone's component inventory for $150,000 and agreed to pay an additional $150,000 for a paid up, non-exclusive license ("the License") for a recently developed POTS-only product design, which has not yet been put into production. If the transaction with Motion Media closes, such up-front payments will be subtracted from the $1 million purchase price. On January 8, 2000, C-Phone issued a press release describing the transaction with Motion Media.

In the same press release, C-Phone announced that it intended to voluntarily withdraw its appeal of the delisting of its common stock from the Nasdaq SmallCap Market. After consulting with Nasdaq, C-Phone believes that its common stock will be delisted from the Nasdaq SmallCap Market later this week, at which time trading should continue on the OTC Bulletin Board.

If the transaction with Motion Media is approved by C-Phone's shareholders and closes, C-Phone estimates that the funds remaining for eventual distribution to shareholders may be as much as $0.05 per share.

There can be no assurance, even if the shareholders of C-Phone approve the sale of C-Phone's videoconferencing assets to Motion Media for $1 million, that the transaction with Motion Media will close, or, even if it does close, that there will be $0.05 per share available for distribution to C-Phone's shareholders. However, if the C-Phone shareholders fail to approve the transaction, the License will become exclusive and then, in all likelihood, C-Phone will cease its remaining operations, in which event it is unlikely that any funds will be available for distribution to C-Phone's shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Letter of Intent with Motion Media Technology, Inc., dated as of December 29, 2000

         99.2 Press Release, dated January 8, 2001

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                               * * * * * * * * * *

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       C-PHONE CORPORATION


                                       By: /S/ PAUL H. ALBRITTON
                                           ------------------------------------
                                           President and Chief
                                           Executive



Date: January 8, 2001



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